UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September 8, 2025 __________________
5C Lending Partners Corp. (Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	000-56665 (Commission File Number)	93-4039151 (I.R.S. Employer Identification Number)

330 Madison Avenue, 20th Floor New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant’s telephone number, including area code: (212) 516-3171 Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of registrant.

Effective as of September 8, 2025, 5C Lending Partners Corp. (the “Company”), as borrower pursuant to that certain Revolving Credit Agreement, dated as of January 16, 2025, by and between the Company, U.S. Bank National Association as administrative agent, lead arranger, letter of credit issuer and the lenders party thereto from time to time (the “Credit Agreement”), requested, pursuant to Section 2.15 of the Credit Agreement, an increase of the revolving credit facility (the “Credit Facility” and, such increase, the “Committed Accordion Exercise”). Pursuant to the Committed Accordion Exercise, the aggregate Credit Facility commitments pursuant to the Revolving Credit Agreement increased from $215.0 million to $250.0 million, of which $50.0 million is available for standby letters of credit.

The terms of the Credit Agreement remained otherwise unchanged.

Item 7.01.	Regulation FD Disclosure.

Investment Operations

As of September 8, 2025, the Company had total investments of $468.2 million in aggregate principal amount, of which $318.8 million was funded and $149.4 million was unfunded in 16 portfolio companies.

Recent Transactions

Triumph Group - Titan BW Borrower L.P.

The Company committed to a senior secured credit facility backing the take-private of Triumph Group (“Triumph”). Triumph is a leading aerospace and defense company that designs, engineers, manufactures, and services aircraft components and systems.

SolarWinds - Starlight Parent, LLC
The Company purchased a portion of a second lien term loan backing the take-private of SolarWinds (“SolarWinds”). SolarWinds is a leading provider of IT management and observability software.

Gallo Mechanical - Glow Intermediate Holdings II, LLC

The Company committed to a senior secured credit facility backing the acquisition of Gallo Mechanical (“Gallo Mechanical”). Gallo Mechanical is a specialty mechanical contractor providing large-scale HVAC and plumbing installation and services.

Dental365 - Premier Care Dental Management, LLC
The Company committed to the upsize of a senior secured credit facility for Dental365 (“Dental365”) to fund tuck-in acquisitions and organic growth initiatives. Dental365 is a dental services organization operating an integrated network of branded general and specialty practices across the northeastern United States.

Highstreet Insurance Partners - High Street Buyer, Inc.
The Company committed to the upsize of a senior secured credit facility for Highstreet Insurance Partners (“Highstreet”) to fund tuck-in acquisitions and organic growth initiatives. Highstreet is a top 25 insurance brokerage firm in the United States.

AGS Health - AGS Health BCP Holdings, Inc., AGS Health BCP LLC
The Company committed to a senior secured credit facility backing the acquisition of AGS Health (“AGS”). AGS is a scaled provider of outsourced revenue cycle management solutions to healthcare providers in the United States.

Flexera - Flexera Software LLC

The Company committed to a senior secured credit facility for Flexera (“Flexera”) to refinance existing debt and fund a shareholder distribution. Flexera provides software solutions that help enterprises manage and optimize technology assets, ensuring compliance and cost efficiency.

Keystone Agency Partners - Koala Investment Holdings, Inc.
The Company committed to a senior secured credit facility backing the acquisition of Keystone Agency Partners (“Keystone”). Keystone is a retail insurance brokerage platform built around the Keystone Network.

The information included in this Item 7.01 of this Current Report on Form 8-K is being furnished. As such, the information contained herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025	5C Lending Partners Corp.
	By:	/s/ Michael Koester
	Name:	Michael Koester
	Title:	Co-President

	By:	/s/ Thomas Connolly
	Name:	Thomas Connolly
	Title:	Co-President